UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2011

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34094

Cayman Islands	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 20, 2011, Offshore Group Investment Limited ("OGIL"), a wholly-owned subsidiary of Vantage Drilling Company, commenced and priced an offering of $225.0 million principal amount of its 11 1/2% Senior Secured First Lien Notes due 2015 (the "New Notes"). The New Notes are being offered as additional notes under an indenture pursuant to which, on July 30, 2010, OGIL issues $1,000,000,000 of the same series of notes (the "Initial Notes"). The Initial Notes and the New Notes will constitute a single series of securities under the indenture, and the New Notes will have the same terms as the Initial Notes except that they (1) will have a different issue date and issue price, (2) will be subject to a separate registration rights agreement and (3) until registered, will have a different CUSIP number. The New Notes were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The New Notes will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Copies of the press releases relating to the launch and pricing of the offering of the New Notes are filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated May 20, 2011.
99.2 Press Release dated May 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling Company

Date: May 23, 2011	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated May 20, 2011.
EX-99.2	Press Release dated May 20, 2011.